 Exhibit 10.1

PROMISSORY NOTE

TERM LOAN

$500,000.00	July 2, 2013

MICROWAVE FILTER COMPANY, INC., a New York corporation with a place of business at 6743 Kinne Street, East Syracuse, New York 13057 (“Borrower”) shall pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, with offices at 201 South Warren Street, Syracuse, New York 13202, and its successors and assigns (“Lender”), Five Hundred Thousand and No/100 Dollars ($500,000.00), or so much thereof as may have been advanced under this Note plus interest on the outstanding balance from this date until paid. The amount of all advances outstanding together with accrued interest thereon shall be due and payable on July 2, 2023 (“Maturity”).

Interest. Borrower shall pay interest on the outstanding principal balance of this Note at the rate per annum equal to 4.50%; however, under no circumstances will the interest rate on this Note exceed the maximum rate allowed by applicable law. All computations of interest shall be made on the basis of a 360-day year and paid for the actual number of days elapsed; that is, by multiplying the outstanding principal balance by the applicable interest rate, dividing by 360 days, and multiplying by the actual number of days the principal balance is outstanding. This method of computation is known as the 365/360 method and results in a higher interest yield to the Lender and a higher interest expense to Borrower than if a 365-day year were used.

Payments. Commencing August 2, 2013, and continuing on the 2nd day of each consecutive month until Maturity, Borrower shall make 119 consecutive monthly payments of principal and interest in the amount of $5,197.00 each, and a final payment of the then entire unpaid principal balance of this Note, plus accrued interest, at Maturity. Borrower shall make all payments on this Note to Lender at its address stated above, or at such other place as the holder of this Note may designate.

Prepayment. Upon a prepayment of principal during the first three (3) years this Note is outstanding, Borrower agrees to pay the following prepayment premium to Lender:

(1) If the prepayment occurs on or before the first anniversary of the date of the Note (“Year One”), the prepayment premium will equal three percent (3%) of the principal amount prepaid;

(2) If the prepayment occurs after Year One, but on or before the second anniversary of the date of the Note (“Year Two”), the prepayment premium will equal one percent (1%) of the principal amount prepaid;

(3) If the prepayment occurs after Year Two, but on or before the third anniversary of the date of the Note (“Year Three”), the prepayment premium will equal one percent (1%) of the principal amount prepaid;

Notwithstanding the foregoing, Borrower may pay up to 20% of the principal balance each year without incurring a prepayment premium. If the prepayment occurs after Year Three, no prepayment premium will be due. Any prepayment shall be applied first to such prepayment premium, then to outstanding late charges and fees (if any), then to all interest accrued to the date of such prepayment, and then to principal amounts due hereunder in the inverse order of maturity. Borrower agrees that acceleration of the maturity of this Note following an Event of Default shall be a prepayment of the Note, and the amount of the prepayment premium may be included by Lender in any judgment which may be taken against Borrower under the Note. Prepayments are also subject to any requirements and/or provisions of any agreement for a derivative or hedging product, including, without limitation, interest rate or equity swaps, futures, options, caps, floors, collars, or forwards now or hereafter executed by and between Borrower and Lender.

Late Fee. For any payment due under this Note not made within ten (10) days after its due date, Borrower shall pay a late fee equal to the greater of five percent (5%) of the amount of the payment not made or $25.00. The late fee is not 2 7/1/2013 a penalty and is deemed to be liquidated damages for the purpose of compensating Lender of the difficulty in computing the actual amount of damages incurred by Lender as a result of the late payment of Borrower.

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Application of Payments. Lender shall apply all payments received on this Note to any unpaid late charges and prepayment premiums, accrued and unpaid interest then due and owing, and the reduction of principal of this Note, in such order and in such amounts as Lender may determine from time to time. The sum or sums shown on Lender’s records shall be rebuttably presumptive of the correct unpaid balances of principal and interest on this Note. Lender is also authorized to complete all blank spaces in this Note. If any payment comes due on a day that is not a Business Day, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment. “Business Day” means a day of the year on which banks are not required or authorized by law to close in Cleveland, Ohio.

Default Rate. At Lender’s election, without notice or demand, Borrower shall pay interest at the rate per annum equal to Three Percent (3%) plus the applicable interest rate under this Note (“Default Rate”) on the outstanding balance of this Note during the period that any Event of Default exists (as defined below), on past due interest on this Note, on all other amounts payable to Lender by Borrower in connection with this Note. The Default Rate shall apply regardless of whether Lender elects to accelerate the indebtedness evidenced by this Note by reason of such Event of Default. Furthermore, at Lender’s election, the Default Rate shall apply to any unsatisfied judgment on this Note. In no event, however, shall the interest rate on this Note exceed the highest rate permitted by law.

Warranties. Borrower represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note) that:

1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own its property and to carry on its business as now being conducted, to execute and deliver this Note and all other instruments, agreements, and documents entered into from time to time, evidencing or securing this loan or any obligation of payment thereof or performance of Borrower's or any Guarantor's (hereafter defined) obligations in connection with the transaction contemplated hereunder, each as amended (collectively referred to as "Loan Documents"), and to carry out the provisions and conditions of the Note and Loan Documents. Borrower is duly qualified to do business and is in good standing in every jurisdiction where the failure to so qualify would have a material adverse effect.

2. Borrower has full power, authority and legal right to incur the obligations provided for in, and to execute and deliver and to perform and observe the terms and provisions of this Note and the Loan Documents, and each of them has been duly executed and delivered by Borrower and has been authorized by all required action, and Borrower has obtained all requisite consents to the transactions contemplated thereby, and this Note and the Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

3. Neither the execution and delivery of this Note and the Loan Documents, nor the compliance by Borrower with the terms and conditions of this Note and the Loan Documents, nor the consummation of the transactions contemplated thereby, will conflict with or result in a breach of the Articles of Incorporation or Code of Regulations, as applicable, or other governing documents of Borrower, or any of the terms, conditions or provisions of any agreement or instrument or any charter or other corporate restriction or law, regulation, rule or order of any governmental body or agency to which Borrower is now a party or is subject, or imposition of a lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower pursuant to the terms of any such agreement or instrument.

4. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Borrower of the transactions contemplated by this Note and the Loan Documents.

5. The Borrower is not (i) in material default under any indenture or contract or agreement to which it is a party or by which it is bound, (ii) in violation of its articles of incorporation or code of regulations, as applicable, or any other governing document, (iii) in default with respect to any order, writ, injunction or decree of any court, or (iv) in default under any order or license of any federal or state governmental department. There exists no condition, event or act which constitutes, or after notice or lapse of time or both would constitute, an Event of Default.

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6. The Borrower has furnished to the Lender financial assumptions which, in the opinion of Borrower, fairly and accurately reflect the financial assumptions for the operations of Borrower, and there has been no material adverse change in the Borrower’s financial prospects since that date which would require revision of the same.

Financial Reporting. Borrower shall maintain a standard system of accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books for each fiscal year, the proper amounts or accruals for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, prepaid expenses, and for other purposes as shall be required by GAAP. Borrower will deliver, or cause to be delivered, to the Lender:

(1) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, a certification that no adverse condition has occurred that would affect the credit or security the Lender relied upon in granting this loan;

(2) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, audited financial statements, including income statement, balance sheet, statement of condition of the Borrower as of the end of such fiscal year, and statement of cash flow and changes in financial position of the Borrower for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared by an independent certified public accountant, selected by Borrower and satisfactory to the Lender.

(3) Upon request of Lender, and in any event within 30 days thereafter, certified copies of CPA prepared tax returns (including all schedules) for Borrower, together with such other financial information as may be specified by Lender.

Collateral/Guaranties. Borrower has secured this Note by: (a) a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing which creates a 1st lien on real property situate in the Town of Dewitt, County of Oswego, and State of New York and known as 6743 Kinne Street, East Syracuse, New York; (b) a General Assignment of Rents and Leases; (c) an Environmental Compliance and Indemnification; and (d) such other security as may now or hereafter be given to Lender as collateral for the loan. This Note is guaranteed by N/A under guaranty agreements (each one being a “Guarantor”). “Obligor” means (i) a person whose credit or any of whose property is pledged to payment of this Note and includes, without limitation, any Guarantor, and (ii) any signatory to a Loan Document.

Deposit Accounts. So long as credit is available hereunder or until all principal of and interest on this Note have been paid in full, the Borrower shall maintain with Lender and/or an Lender Affiliate, as its primary financial institution, corporate deposit, cash management and loan accounts, where applicable. At the option of Lender, all loan payments and fees will automatically be debited from the Borrower’s primary operating account and all disbursements of Loan proceeds shall be made by the Lender’s or Lender Affiliate’s crediting of such disbursements directly into the appropriate Borrower’s account.

Set Off. The Borrower grants to the Lender a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Lender (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Lender and the Borrower, or any third party acting on the Lender's behalf (collectively, the "Lender Affiliates")) to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Lender or any Lender Affiliate, whether for safekeeping or otherwise, or in transit to or from the Lender or any Lender Affiliate (regardless of the reason the Lender or Lender Affiliate had received the same or whether the Lender or Lender Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Lender or any Lender Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Lender or any Lender Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender or any Lender Affiliate.

Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Note:

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1. If (a) the interest hereon or any commitment or other fee shall not be paid in full punctually when due and payable or within three days thereafter, or (b) the principal hereof shall not be paid in full punctually when due and payable.

2. If Borrower or any Obligor fails to perform or observe any covenant or agreement (other than as referred to in (1) above) contained in this Note or in any other of the Loan Documents, and such failure remains unremedied for thirty (30) days after the Lender gives notice thereof to such Borrower or Obligor.

3. If any representation, warranty or statement made in or pursuant to this Note or any Loan Document or any other material information furnished by Borrower or any Obligor to Lender or any other holder of this Note, shall be false or erroneous.

4. If (a) any material provision, in the sole opinion of Lender, of this Note or any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against Borrower or any Obligor; (b) the validity, binding effect or enforceability of this Note or any Loan Document against Borrower or any Obligor shall be contested by Borrower or any Obligor; (c) Borrower or any Obligor shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the benefits purported to be created thereby.

5. If any event of default or default shall occur under any other Loan Document, or if under any Loan Document any payment is required to be made by Borrower or any guarantor on demand of Lender, and such demand is made.

6. If Borrower shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money, beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

7. A final judgment or order for the payment of money shall be rendered against Borrower or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

8. There shall have occurred any condition or event that Lender determines has or is reasonably likely to have a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) or prospects of Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its subsidiaries, if any, taken as a whole, or (c) the validity or enforceability of this Note or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder.

9. If Lender for any reason in good faith deems itself insecure with respect to repayment of this Note.

10. If Borrower or any Obligor shall (a) die or discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take any action in order thereby to effect any of the foregoing, or omit to take, any action in order to prevent any of the foregoing.

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Remedies upon Default. If any Event of Default shall occur, Lender may, at its election, and without demand or notice of any kind, do any one or more of the following:

1. Declare all of the Borrower’s obligations to Lender under this Note immediately due and payable, whereupon all unpaid principal, interest and fees in respect of this Note, together with all of Lender’s costs, expenses and attorneys’ fees related thereto, under the terms of this Note or otherwise, shall be immediately due and payable;

2. Terminate any commitment to make advances under this Note;

3. Exercise any and all rights and remedies available to Lender under any applicable law;

4. Exercise any and all rights and remedies granted to Lender under the terms of this Note and any of the other Loan Documents; and/or

5. Set off the unpaid balance hereunder against any debt owing to Borrower by the Lender or by any Lender Affiliate.

Governing Law. This Note shall be construed under the laws of the State of New York and any applicable federal laws. Time is of the essence in the payment of this Note. All grace periods in this Note and all other Loan Documents shall run concurrently.

Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Note, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the front page of this Note. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation or receipt, except that notices from Borrower to Lender pursuant to any of the provisions hereof shall not be effective until received by Lender.

Binding Effect. This Note shall be binding upon the Borrower and upon Borrower’s respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

Amendments. Any amendment hereof must be in writing and signed by the party against whom enforcement is sought. Unenforceability of any provision hereof shall not affect the enforceability of any other provision. A photographic or other reproduction of this Note may be made by the Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Indemnification. In consideration of this loan, Borrower hereby releases and discharges Lender and its affiliates and their shareholders, directors, officers, employees, agents and attorneys (“Related Parties”) from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising out of or any way related to any of the Borrower’s obligations hereunder or under the Loan Documents. Borrower shall indemnify, defend and hold harmless the Lender and the Related Parties against any claim brought or threatened against the Lender by the Borrower, any guarantor or endorser hereof, or any other person on account of Lender’s relationship with the Borrower or any guarantor or endorser hereof.

Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender (or neutral use, including the term “it”) will include any other gender. The term “person” shall include any entity. The captions of the sections of this Note are for convenience only and do not define any terms or provisions.

No Waiver. None of the following will be a course of dealing, estoppel, waiver, or implied amendment on which any party to this Note or any Loan Document may rely: (1) Lender’s acceptance of one or more late or partial payments; (2) Lender’s forbearance from exercising any right or remedy under this Note, or any document providing

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security for or guaranty of repayment of this Note; or (3) Lender’s forbearance from exercising any right or remedy under this Note or any Loan Document on any one or more occasions. Lender’s exercise of any rights or remedies or a part of a right or remedy on one or more occasions shall not preclude Lender from exercising the right or remedy at any other time. Lender’s rights and remedies under this Note, the Loan Documents, and the law and in equity are cumulative to, but independent of, each other.

Costs, Expenses, Fees and Taxes. Borrower agrees to pay on demand all costs and expenses of Lender, including but not limited to, (a) administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of Lender in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Lender in connection with the administration of this Note and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Lender, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, (d) all fees due hereunder or in any of the Loan Documents, and (e) all costs and expenses, including reasonable attorneys’ fees, in connection with the determination of Lender’s lien priority in any collateral securing this Note, or the restructuring or enforcement of this Note or any Loan Document. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of any Loan Document, and the other instruments and documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

Borrower Waivers. Borrower waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note.

Jurisdiction. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in Onondaga County, over any action or proceeding arising out of or relating to this Note, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

Jury Trial Waiver. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, this Note has been executed as of the date first above written.

MICROWAVE FILTER COMPANY, INC.

By: ____________________________

Name: Carl F. Fahrenkrug

Borrower’s Address: Title: President and CEO

6743 Kinne Street

East Syracuse, NY 13057

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